EXHIBIT 10.2
[on The CIT Group letterhead]
                                                              December 20, 1996
Hi-Lo Auto Supply, L.P.
2575 W. Bellfort
Houston, TX  77054

Gentlemen:

Reference is made to the Financing Agreement between us dated October 23, 1996, as amended (herein the "Financing Agreement"). Capitalized terms not otherwise specifically defined herein shall have the meanings so assigned in the Financing Agreement.

Pursuant to mutual understanding the Financing Agreement is hereby amended as follows:

1. The definition of "Availability Reserve" appearing in Section 1 of the Financing Agreement is hereby amended by deleting the words "the Agent deems necessary in its sole discretion" in clause (c), line 11 of such definition, and substituting the words "the Lenders deem necessary in their sole discretion" in lieu thereof.

2. The definition of "Eligible Accounts Receivable" appearing in Section 1 of the Financing Agreement is hereby amended by deleting the words "the Agent in its sole discretion" appearing in the final clause (c), the fourth line from the bottom of such definition, and substituting the words "the Lenders in their sole discretion." in lieu thereof.

3. The definition of "Eligible Inventory" appearing in Section 1 of the Financing Agreement is hereby amended by deleting the words "the Agent in its sole discretion" in clause viii), the fourth line from the bottom of such definition, and substituting the words "the Lenders in their sole discretion" in lieu thereof.

4. Paragraph 2 of Section 7 of the Financing Agreement is hereby amended by adding the following sentence and inserting it after the second sentence in such paragraph:

         "The Lenders may, at their option and expense, accompany the Agent at any of such times described in the foregoing sentence, and Agent shall provide Lenders with advance notice of such inspections."

5. Paragraph 3 of Section 7 of the Financing Agreement is hereby amended by adding the following sentence and inserting it after the first sentence in such paragraph:
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         "In addition to the foregoing, the Company agrees to execute and deliver to the Agent on a weekly basis, written statements and schedules produced in the ordinary course of business describing the Inventory pledged hereunder."

6. Paragraph 9, subparagraphs D and E of Section 7 are hereby amended by adding the following language immediately preceding the first word "Sell" in subparagraph D and immediately preceding the first word "Merge" in subparagraph E:

               "Without the prior written consent of the Required Lenders,"

7. Paragraph 11 of Section 7 of the Financing Agreement is hereby amended to correct the heading entitled "Working Capital Amount" to read "Capital Expenditures Amount."

8. The first two paragraphs following the Tangible Net Worth covenant set forth in Section 7, paragraph 10, subparagraph (B) are hereby amended by deleting them in their entirety and substituting the following in lieu thereof:

         "Within 30 days after the Agent's receipt of the Company's Consolidated Financial Statements for the Fiscal Year ending December 31,1996, which shall be in form satisfactory to the Agent (herein "Year End Statements"), the Lenders shall review such Year End Statements to determine whether it is necessary to revise the financial covenants set forth in paragraph 10A and B of Section 7 of this Financing Agreement (herein the "Financial Covenants"). In the event the Required Lenders determine it is necessary to revise the Financial Covenants, the Company, the Agent and the Lenders hereby agree to reasonably, diligently and in good faith negotiate the revision of such Financial Covenants. Any determination made by the Required Lenders pursuant to the terms of this Paragraph 10 shall be in writing.

         The Agent and the Lenders agree that the Special Reserve Component shall be deleted from each applicable definition and replaced by the Standard Reserve Component upon the earlier to occur of: a) the revision of the Financial Covenants and b) the determination by the Required Lenders that the Financial Covenants need not be revised; provided, however, that in the event the Company, the Agent and the Lenders cannot mutually agree upon revised Financial Covenants, if such revisions are determined necessary by the Required Lenders, then, the Financial Covenants in effect as of the date hereof and the Special Reserve Component shall continue to have full force and effect in the Financing Agreement.

9. Paragraph 3 of Section 13 of the Financing Agreement is hereby amended by adding the following sentence to the end of such paragraph:

         "The Agent will promptly provide each Lender with collateral pledge information from time to time."

10. Paragraph 5 of Section 13 of the Financing Agreement is hereby amended by deleting the period at the end of the last sentence in subparagraph
         (a) thereof and adding the following language thereto:

            "and no prior notice is required if any such sale is to a Lender hereunder."
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11.      Paragraph 8 of Section 13 of the Financing Agreement is hereby amended by adding the following language to the end of such paragraph:

         "Each Lender agrees promptly to notify the Agent and the Company after any such set-off and application made by such Lender, but the failure to give such notice shall not affect the validity of such set-off and application."

12. Paragraph 9 of Section 13 of the Financing Agreement is hereby amended as follows:

         (a) The period at the end of the second sentence is hereby deleted, and the following language is added thereto:

         "and no prior notice is required if any such assignment is to a Lender hereunder."

         (b) The following is added to the end of such paragraph:

          "In the event of x) a merger of a Lender and/or an affiliate thereof or y) substantially all of the loan portfolio of a Lender is acquired by a third party, then the requirements set forth in the immediately foregoing clauses i) and ii) shall not apply to any such assignee or successor in interest."

13. Paragraph 8 of Section 14 of the Financing Agreement is hereby amended by adding the following to the end of such paragraph:

         "Notwithstanding anything to the contrary contained herein, the Agent and the Lenders agree that proceeds of all Collateral, security and guarantees will first be applied in repayment of the Obligations arising under the Financing Agreement and after complete repayment of such Obligations, any excess held by any Lender may be applied in reduction of any remaining indebtedness due to any Lender independently of this Financing Agreement."

14. Paragraph 10 of Section 14 of the Financing Agreement is hereby amended by deleting subparagraph c) in its entirety and substituting the following in lieu thereof:

         "c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would result in an overadvance being created in an amount greater than $3,000,000.00 or permit to continue in existence an intentional overadvance of less than $3,000,000.00 if such overadvance has been in existence for at least sixty (60) consecutive Business Days."

15. Paragraph 11 of Section 14 of the Financing Agreement is hereby amended by deleting it in its entirely and substituting the following in lieu thereof:

         "11. In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any written request by the Agent for such consent in writing within 10 days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that
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         any Lender declines to give its written consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase."

16. Pursuant to the Special Reserve Component included in clause (c) at the end of the definition of "Availability Reserve" in the Financing Agreement, the Agent and the Company hereby agree that, notwithstanding anything to the contrary contained in the Financing Agreement, the Special Reserve Component shall be taken as follows:

         "$1,250,000.00 on December 19, 1996; $1,250,000.00 on January 15, 1997;
         and $2,500,000.00 on February 15, 1997; PROVIDED, however, that nothing contained herein shall be construed as requiring the Lenders to take all or any part of the Special Reserve Component, or as limiting the right of the Lenders to reduce or eliminate the amount of the Special Reserve Component that the Lenders may previously have taken, and PROVIDED FURTHER, that nothing contained herein shall be construed as modifying or amending the provisions of Section 7, paragraph 10, subparagraph (B) of the Financing Agreement, as amended by paragraph 8 hereof.

17. Paragraph 2 of Section 8 of the Financing Agreement is hereby amended by adding the following sentence after the first sentence of such paragraph:

         "The Agent shall then advise the Lenders of such notice of the Company's election to use Libor not less than two (2) Business Days preceding the first day of any such Libor Period."

No other change in the terms or conditions of the Financing Agreement are intended or implied. If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.
                               Very truly yours,

                               THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        AS AGENT

                               By:/S/ T. A. LYNUM
                                     Title:  Assistant Vice President
Read and Agreed to:

HI-LO AUTO SUPPLY, L.P.

By: Hi-Lo Management Company, its sole General Partner

By:/S/ GARY D. WALTHER
      Title:  Vice President